Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

SK Invictus Intermediate, S. À R.L.

Clayton, Missouri

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 1, 2021, relating to the consolidated financial statements of SK Invictus Intermediate, S. À R.L., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Houston, Texas

September 1, 2021